UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

March 29, 2021

Wizard Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

0000-33383	98-0357690
(Commission File Number)	(IRS Employer Identification No.)

2700 Homestead Road

Park City, UT 84098

(Address of Principal Executive Offices and zip code)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On March 29, 2021 (the “Closing Date”), the Registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Leviston Resources LLC (the “Purchaser”) dated March 26, 2021, pursuant to which the Registrant sold to the Purchaser, and the Purchaser purchased from the Registrant, 5,000 shares of the Registrant’s Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) with an aggregate stated value of $5,400,000 (the “Closing Shares”), a Series B Preferred Stock Purchase Warrant to purchase 5,000 shares of Series B Preferred Stock, having a term expiring on March 26, 2023 and a per share exercise price (subject to adjustment for stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) and/or securities entitling the holder thereof to acquire shares of Common Stock, as applicable) of $1,000 (the “Series 1 Warrant”), and a Series B Preferred Stock Purchase Warrant to purchase 5,000 shares of Series B Preferred Stock, having a term expiring on March 26, 2024 and a per share exercise price (subject to adjustment for stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting shares of Common Stock and/or securities entitling the holder thereof to acquire shares of Common Stock, as applicable) of $1,000 (the “Series 2 Warrant” and together with the Series 1 Warrant, the “Warrants,” and together with the Closing Shares, the “Securities”). The aggregate purchase price for the Securities is $5,000,000, which the Purchaser will pay as follows: $2,000,000 on the Closing Date; $500,000 on or before the date that is three business days from the date that the Registrant files, in accordance with the terms and provisions of the Registration Rights Agreement (as defined below), a registration statement relating to the shares of Common Stock issuable upon conversion of the Closing Shares and the shares of Series B Preferred Stock issuable upon exercise of the Warrants; and $2,500,000 on or before the date that is three business days from the date that such registration statement is declared effective in accordance with the terms and provisions of the Registration Rights Agreement. The Warrants are exercisable on a cashless basis (in accordance with the formula set forth therein) if, after 60 days following the Closing Date, there is no registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issuable upon exercise of the Warrants. The Registrant may also force exercise of the Series 1 Warrant if the volume-weighted average price of Common Stock (“VWAP”) exceeds 250% of the 125% Conversion Price (defined below) for five consecutive trading days, and may force exercise of the Series 2 Warrant if the VWAP exceeds 350% of the 125% Conversion Price for five consecutive trading days.

Under the Purchase Agreement, the Registrant agreed, for a period of 12 months from the Closing Date, not to create, incur, assume or guarantee any indebtedness for borrowed money of any kind (other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice) or amend or refinance any existing indebtedness for borrowed money of any kind, including, without limitation, a guarantee on or with respect to any of its properties or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom. In addition, the Registrant agreed to indemnify the Purchaser and its affiliates against claims relating to any breach of any of the Registrant’s representations, warranties, covenants or agreement sunder the Purchase Agreement and the related transaction documents (the “Transaction Documents”), or any action instituted against the Purchaser and its affiliates with respect to any of the transactions contemplated under the Transaction Documents, other than actions solely based on the Purchaser’s or its affiliates’ material breach of their representations, warranties or covenants under the Transaction Documents or other agreements among such parties, any violation of state or federal securities laws, or any conduct finally adjudged to constitute fraud, gross negligence or willful misconduct. The Registrant also granted to the Purchaser, for a period of 24 months following the Closing Date, the right to participate on the same terms, conditions and price, in the Registrant’s issuance of any shares of Common Stock or securities entitling the holder thereof to acquire shares of Common Stock (other than customarily excluded issuances), up to an aggregate amount of 35%. The Registrant also agreed, for a period of 30 days after the Closing Date, not to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities entitling the holder thereof to acquire shares of Common Stock.

Under the Purchase Agreement, the Registrant has the right, at any time from and after the one-month anniversary of the effective date of the registration statement filed pursuant to and in accordance with the terms and provisions of the Registration Rights Agreement, to repurchase shares of unconverted Series B Preferred Stock upon 30 days’ prior written notice to the Purchaser, for an amount equal to 125% of the aggregate stated value of such shares.

On March 29, 2021, the Registrant and the Purchaser also entered into a Registration Rights Agreement dated March 26, 2021 (the “Registration Rights Agreement”) pursuant to which the Registrant agreed, at its expense, to file (on or before the 21st day following the Closing Date), use commercially reasonable efforts to effectuate (on or before the 60th day following the Closing Date, provided that in the case of a full review by the staff of the Securities and Exchange Commission (the “Commission”), such date shall be on or before the 90th day following the Closing Date), and use commercially reasonable efforts keep continuously effective (until all registrable securities covered thereby have been sold) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale on a continuous basis pursuant to Rule 415 promulgated under the Securities Act (and subject to the requirements and limitations thereof), of the shares of Common Stock issuable upon conversion of the Closing Shares and the Series B Preferred Stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”), and to qualify resales of such shares under applicable state securities laws. In the event the Commission does not permit the Registrant to register all of the Registrable Securities due to the requirements or Rule 415 promulgated under the Securities Act, the Registrant agrees to amend the applicable registration statement (if permissible), or file a new registration statement, or both, so as to cover at least the shares of Common Stock issuable upon conversion of the Closing Shares as of the trading day immediately preceding the date of the filing of such amendment or new registration statement 20 days after the necessity therefor arises (but taking into account any Commission position with respect to the date on which the Commission will permit such amendment and/or such new registration statement to be filed with the Commission). In addition, if at any time an additional registration statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of Registrable Securities registered for resale pursuant to an effective registration statement, the Registrant is obligated to file an additional registration statement registering the remaining Registrable Securities on or before the 30th business day following such occurrence, and to use commercially reasonable efforts to cause such additional registration statement to be declared effective by the Commission within 90 days after such filing, provided that if the prior registration statement was filed within six months of such 30-business day period, then the 30-business day period shall commence immediately after the expiration of the date that is six months after the filing of the prior registration statement.

Under the Registration Rights Agreement the Registrant is obligated to indemnify the Purchaser and its affiliates against claims arising out of any violation of securities laws or untrue statement of a material fact contained in a registration statement, prospectus or form of prospectus or in any amendment or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements provided therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or omissions are based solely upon information regarding the Purchaser or its affiliates furnished in writing to the Registrant by the Purchaser for use therein. The Purchaser is obligated to indemnify the Registrant and its affiliates against claims arising out of any violation of securities laws or untrue statement of a material fact contained in a registration statement, prospectus or form of prospectus or in any amendment or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements provided therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, only to the extent that such untrue statements or omissions are contained in any information so furnished in writing by the Purchaser to the Registrant specifically for inclusion in such registration statement or prospectus. If the Registrant fails to comply with its obligations under the Registration Rights Agreement, the Registrant may owe liquidated damages to the Purchaser as set forth in the Registration Rights Agreement.

The Closing Shares and the Warrants issued to the Purchaser under the Purchase Agreement were not registered under the Securities Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Copies of the Purchase Agreement, the Registration Rights Agreement and the Warrants are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary of these agreements set forth above is qualified by reference to such exhibits.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2021, the Registrant filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Series B Certificate of Designation”) pursuant to which the Registrant’s Board of Directors, pursuant to authority granted under the Registrant’s Amended and Restated Certificate of Incorporation, designated 20,000 shares of the 5,000,000 authorized shares of the Registrant’s preferred stock as Series B Preferred Stock.

Each share of Series B Preferred Stock has a stated value of $1,080, is entitled to receive cumulative dividends in cash, or at the holder’s option, in shares of Series B Preferred Stock (with one share of Series B Preferred Stock issued for each $993 in accrued dividends), at the rate of 5% per annum, payable quarterly on January 1, April 1, July 1 and October 1 (beginning on the first such date after the original issue date), on each conversion date (with respect to the shares of Series B Preferred Stock being converted), and on each optional redemption date (with respect to the shares of Series B Preferred Stock being redeemed), and is entitled to participate in any dividend or other distribution to holders of Common Stock to the same extent that the holder of Series B Preferred Stock would have participated therein if such holder had held the number of shares of Common Stock issuable upon complete conversion of such holder’s shares of Series B Preferred Stock (without regard to any limitations on exercise thereof, including any beneficial ownership limitations) immediately before the record date for such distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined to receive the distribution, provided that if the distribution would result in the holder exceeding then-applicable beneficial ownership limitation, the holder shall not be entitled to participate in such distribution to such extent and such distribution to such extent shall be held in abeyance until such time, if ever, as the holder’s right thereto would not result in the holder exceeding the then-applicable beneficial ownership limitation.

Each share of Series B Preferred Stock is initially convertible into a number of shares of Common Stock determined by dividing the stated value by the base conversion price, initially an amount equal to the lesser of (i) 125% of the 10-day VWAP immediately preceding the conversion date (the “125% Conversion Price”) and (ii) 85% of the lowest VWAP on a trading day during the 10 trading days prior to and ending on, and including, the conversion date (as applicable, the “Conversion Price”), provided that in no event shall the 125% Conversion Price or the Conversion Price be lower than $1. Notwithstanding the foregoing, the Registrant is prohibited from effecting any conversion of Series B Preferred Stock into shares of Common Stock, and no holder of Series B Preferred Stock may convert such shares into shares of Common Stock, if, following such conversion, the holder and its affiliates would beneficially own a number of shares representing more than 9.99% of the outstanding shares of Common Stock immediately after giving effect to such conversion. Holders of Series B Preferred Stock may, upon 60-days prior notice to the Registrant, increase or decrease the aforementioned beneficial ownership limitation, provided that the beneficial ownership limitation in no event exceeds 9.99% of the outstanding shares of Common Stock immediately after giving effect to the applicable conversion. The Conversion Price for the Series B Preferred Stock is subject to adjustment as set forth in the Series B Certificate of Designation.

So long as shares of Series B Preferred Stock are outstanding, the Registrant is prohibited from redeeming, purchasing or otherwise acquiring any Common Stock or securities enabling the holders thereof to acquire Common Stock (other than those securities which are explicitly senior or pari passu to the Series B Preferred Stock in dividend rights or liquidation preference) (as applicable “Junior Securities”) except as permitted under the Series B Certificate of Designation. The Registrant is also prohibited from paying or declaring any dividend upon Junior Securities so long as any dividends due on the Series B Preferred Stock remain unpaid. The Series B Preferred Stock have no voting rights except as required by law provided, however, that so long as any shares of Series B Preferred Stock are outstanding, the Registrant is prohibited from taking the following actions without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock: alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation; authorize, create or issue any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock; amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Series B Preferred Stock; increase the number of authorized shares of Series B Preferred Stock; or enter into any agreement with respect to any of the foregoing. In addition, as long as any shares of Series B Preferred Stock are outstanding, the Registrant shall not, directly or indirectly unless the holders of at least 51% of the stated value of the then-outstanding shares of Series B Preferred Stock shall have otherwise given prior written consent: amend the Registrant’s charter documents in any manner that materially and adversely affects any rights of the Series B Preferred Stock; repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Junior Securities other than certain permitted exclusions; pay cash dividends or distributions on Junior Securities; enter into any transaction with any affiliate of the Registrant which would be required to be disclosed in any public filing with the Commission, unless made on an arm’s-length basis and expressly approved by a majority of the disinterested members of the Registrant’s Board of Directors; or enter into any agreement with respect to any of the foregoing. Upon any liquidation, dissolution or winding up of the Registrant (but not including any change in control, merger, asset sale, share exchange or similar transaction), the Series B Preferred Stock is entitled to receive an amount equal to the stated value, plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owing under the Series B Certificate of Designation, before any distribution or payment is made to holders of any Junior Securities.

If the Registrant conducts a rights offering, each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such rights offering, the aggregate number of securities which the holder could have acquired if the holder had held the number of shares of Common Stock issuable upon complete conversion of such holder’s shares of Series B Preferred Stock (without regard to any limitations on exercise thereof, including any beneficial ownership limitations) immediately before the record date for such rights offering or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined to receive the rights offering, provided that if participation in the rights offering would result in the holder exceeding then-applicable beneficial ownership limitation, the holder shall not be entitled to participate in such rights offering to such extent and such rights offering to such extent shall be held in abeyance until such time, if ever, as the holder’s right thereto would not result in the holder exceeding the then-applicable beneficial ownership limitation.

At any time after 30 days following the Closing Date, the Registrant may irrevocably elect to redeem, on the 30th day following applicable notice and subject to its satisfaction of all of the equity conditions set forth in the Series B Certificate of Designation, some or all of the outstanding shares of Series B Preferred Stock, for cash in an amount equal to the sum of 125% of the aggregate stated value then outstanding, plus accrued but unpaid dividends, plus all liquidated damages and other amounts due in respect of the Series B Preferred Stock. In addition, upon the occurrence of certain Triggering Events (as defined in the Series B Certificate of Designation) primarily based on the Registrant’s failure to comply with its obligations under the Transaction Documents, each holder of Series B Preferred Stock shall have the right to require the Registrant to adjust the Conversion Price such that (a) the percentage in clause (ii) of the definition of Conversion Price is reduced from 85% to 70% of the lowest VWAP on a trading day during the 10 trading days prior to and ending on, and including, the conversion date, and (b) on the adjustment date for the Triggering Event to reduce the 125% Conversion Price to the lesser of (1) the then 125% Conversion Price and (2) 70% of the lowest VWAP on a trading day during the 10 trading days prior to and ending on, and including, such adjustment date. If elected by the holder, upon such Triggering Event the Registrant shall instead pay to such holder, for each share of Series B Preferred Stock held, the sum of (a) the greater of (i) 120% of the aggregate stated value then outstanding and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the Triggering Event and (z) the stated value divided by the then Conversion Price, plus (b) all accrued but unpaid dividends thereon, plus (c) all liquidated damages and other costs, expenses or amounts due in respect of the Series B Preferred Stock.

A copy of the Series B Certificate of Designation is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Series B Certificate of Designation set forth above is qualified by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on March 29, 2021.

10.1	Securities Purchase Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC.

10.2	Registration Rights Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC.

10.3	Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC.

10.4	Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD BRANDS, INC.

Date: April 2, 2021	By:	/s/ Scott D. Kaufman
Scott D. Kaufman
Chief Executive Officer